UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 24, 2018

Commission File No. 0-19341

BOK FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma	73-1373454
(State or other jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

Bank of Oklahoma Tower
Boston Avenue at Second Street
Tulsa, Oklahoma	74192
(Address of Principal Executive Offices)	(Zip Code)

(918) 588-6000
(Registrant’s telephone number, including area code)

N/A
___________________________________________
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.07    Submission of Matters to a Vote of Security Holders

(a)	On April 24, 2018, BOK Financial Corporation (“BOKF”) held its annual meeting of shareholders.

(b)
The matters voted upon at the annual meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to each such matter (where applicable), are set forth below:

1. Election of Directors	For	Against/Withheld	Abstain	Non-Vote
Alan S. Armstrong	46,748,413	13,523,608	--	3,008,988
C. Fred Ball Jr.	53,927,250	6,344,771	--	3,008,988
Peter C. Boylan, III	59,945,428	326,593	--	3,008,988
Steven G. Bradshaw	53,942,565	6,329,456	--	3,008,988
Chester E. Cadieux, III	59,460,662	811,359	--	3,008,988
Gerard P. Clancy	60,209,457	62,564	--	3,008,988
John W. Coffey	60,210,537	61,484	--	3,008,988
Joseph W. Craft, III	59,105,110	1,166,911	--	3,008,988
Jack E. Finley	56,043,372	4,228,649	--	3,008,988
David F. Griffin	46,903,974	13,368,047	--	3,008,988
V. Burns Hargis	59,959,849	312,172	--	3,008,988
Douglas D. Hawthorne	55,998,910	4,273,111	--	3,008,988
Kimberley D. Henry	59,974,061	297,960	--	3,008,988
E. Carey Joullian, IV	54,896,707	5,375,314	--	3,008,988
George B. Kaiser	53,111,139	7,160,882	--	3,008,988
Stanley A. Lybarger	49,775,408	10,496,613	--	3,008,988
Steven J. Malcolm	59,463,769	808,252	--	3,008,988
Steven E. Nell	51,878,939	8,393,082	--	3,008,988
E.C. Richards	59,613,577	658,444	--	3,008,988
Terry K. Spencer	60,210,572	61,449	--	3,008,988
Michael C. Turpen	59,970,620	301,401	--	3,008,988
R. A. Walker	60,000,077	271,944	--	3,008,988

2. Ratification of Ernst & Young LLP as Auditor for Fiscal Year Ending December 31, 2018	62,241,549	1,026,090	13,370	--

3. Advisory vote to approve the compensation of named executive officers	59,814,019	347,272	110,730	3,008,988

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOK FINANCIAL CORPORATION

By: /s/ Steven E. Nell
Steven E. Nell
Executive Vice President
Chief Financial Officer
Date: April 27, 2018